Exhibit 10.36

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED: [***]

Amendment to
OFDMA Smallcell License Agreement

This Amendment to OFDMA Smallcell License Agreement (the “Amendment”) is entered into as of July 1, 2015 (the “Amendment Effective Date”) between QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM”), and Airspan Networks, Inc., a Delaware corporation (“LICENSEE”). This Amendment modifies the OFDMA Smallcell License Agreement entered into as of August 25, 2014 between QUALCOMM and LICENSEE (the “License Agreement”) as follows:

AMENDMENT:

1. Definitions. Except as otherwise specified in this Amendment, capitalized terms used this Amendment have the same meanings given to those terms in the License Agreement. Section headings used in this Amendment are inserted for the purpose of convenience only and are not intended to affect the meaning or interpretation of any provision of this Amendment. For the purpose of the construction and interpretation of this Amendment, the word “including” will not be deemed to be a term of limitation, but rather will be deemed to be followed by the words “without limitation.” Each Party acknowledges that it has participated in the drafting of this Amendment and agrees, therefore, that no rule of strict construction will be applied against any Party.

2. Royalties in General. Section 5.2.1.1 of the License Agreement is deleted in its entirety and replaced with the following:

5.2.1.1 Royalties in General. In partial consideration for the license rights granted by QUALCOMM in Section 5.1, LICENSEE shall pay to QUALCOMM, no later than forty-five (45) days after the end of each calendar quarter, an amount equal to [***] ([***]) of the Net Selling Price of each OFDMA Smallcell that is Sold during such calendar quarter by LICENSEE or any of its Affiliates.

3. Royalties Payable Regardless of Components Purchased. Section 5.2.1.3 of the License Agreement is deleted in its entirety and replaced with the following:

5.2.1.3 Royalties Payable Regardless of Components Purchased. For the convenience of the Parties in light of the global and changing nature of the industry and supply chains, the royalties due under this Agreement will be calculated and paid on the basis of all of LICENSEE’s and its Affiliates’ worldwide Sales of OFDMA Smallcells to Unlicensed Customers during each calendar quarter, regardless of whether any such OFDMA Smallcell would infringe, absent the licenses granted in this Agreement, any of QUALCOMM’s Technically Necessary IPR in the jurisdiction in which such OFDMA Smallcell is manufactured or Sold. LICENSEE further acknowledges and agrees that royalties will be calculated and paid on the basis of all OFDMA Smallcells Sold by LICENSEE or any of its Affiliates to Unlicensed Customers, determined regardless of whether such OFDMA Smallcells contain or incorporate one or more Components purchased by LICENSEE or any of its Affiliates directly or indirectly from QUALCOMM (or any of its Affiliates) or from any third party (regardless of whether such third party was authorized by QUALCOMM or any of its Affiliates in any manner to Sell such Components to LICENSEE or its Affiliates).

1.

QUALCOMM Proprietary and Confidential

4. Right to Sublicense Affiliates; Deemed Sublicense of Affiliates Selling OFDMA Smallcells. Section 5.3 of the License Agreement is deleted in its entirety and replaced with the following:

5.3 Right to Sublicense Affiliates; Deemed Sublicense of Affiliates Selling OFDMA Smallcells to Unlicensed Customers.

5.3.1 LICENSEE’s Right to Sublicense Affiliates. LICENSEE has the right to grant sublicenses to its Affiliates with respect to the licenses granted to LICENSEE in Section 5.1; provided, however, that (a) LICENSEE does not have the right to grant a sublicense to any Affiliate that is not a wholly-owned Subsidiary without first notifying QUALCOMM in writing of such proposed sublicense and obtaining QUALCOMM’s written consent, and (b) LICENSEE shall provide written notice to QUALCOMM of any sublicense granted by LICENSEE to a wholly-owned Subsidiary within thirty (30) days following the grant of such sublicense. If QUALCOMM is willing to grant its consent to a sublicense in accordance with clause (a) above, the Parties and the sublicensed Affiliate shall execute a written sublicense agreement in the form attached to this Agreement as Exhibit A (a “Sublicense Agreement”) to evidence QUALCOMM’s consent. QUALCOMM’s consent will not be effective until the Sublicense Agreement has been fully executed.

5.3.2 Deemed Sublicense of Affiliates Selling OFDMA Smallcells. Each Affiliate of LICENSEE that Sells any OFDMA Smallcells will be deemed to be automatically sublicensed under this Agreement with respect to the licenses granted in Section 5.1 effective as of the date that such Affiliate first begins Selling such OFDMA Smallcells, regardless of whether such Affiliate has been affirmatively sublicensed by LICENSEE in accordance with Section 5.1, unless such Affiliate previously has received a royalty-bearing patent license or sublicense under all or substantially all of QUALCOMM’s Technically Necessary IPR pursuant to the terms of a separate patent license agreement with QUALCOMM covering the Sale of such OFDMA Smallcells. LICENSEE shall provide prompt written notice to QUALCOMM of the date on which any Affiliate of LICENSEE begins to Sell OFDMA Smallcells. At QUALCOMM’s request, LICENSEE shall execute, and shall ensure that each such Affiliate executes, a Sublicense Agreement.

2.

QUALCOMM Proprietary and Confidential

5.3.3 General Terms and Conditions. Any sublicense granted in accordance with this Section 5.3 will be subject in all respects to the restrictions, exceptions, royalty and other payment obligations, reporting obligations, recordkeeping and audit provisions, termination provisions, and other provisions in this Agreement (collectively, the “License Terms”), including, for this purpose, as if the sublicensee was substituted for LICENSEE in the License Terms. Any such sublicense itself will be subject to the same applicable law provision that is provided in Section 23. In addition, any dispute, claim, or controversy arising from or relating to such sublicense, or its breach or validity, will be subject to the same venue and consent to jurisdiction (or arbitration, if applicable) provisions that are provided in Section 23. Except for any Sales of OFDMA Smallcells that are properly reported to QUALCOMM under a separate patent license agreement between QUALCOMM and LICENSEE or any Affiliate of LICENSEE, LICENSEE shall (a) report to QUALCOMM all of the information required in, and in the format of, the quarterly certificate required by Section 14.1 (including the Net Selling Price) for all OFDMA Smallcells Sold by LICENSEE’s Affiliates, and (b) pay, or cause to be paid, to QUALCOMM the same royalties on all OFDMA Smallcells Sold by LICENSEE’s Affiliates as if LICENSEE had Sold such OFDMA Smallcells. LICENSEE will be responsible and liable to QUALCOMM if any of LICENSEE’s Affiliates fails to comply with any of the License Terms or, if applicable, the provisions of a Sublicense Agreement by which such Affiliate is bound. Any sublicense granted by LICENSEE to an Affiliate of LICENSEE in accordance with Section 5.3.1, and any sublicense deemed to have been granted by LICENSEE to an Affiliate of LICENSEE in accordance with Section 5.3.2, will terminate immediately if such Affiliate ceases to be an Affiliate of LICENSEE. Except as expressly set forth above, LICENSEE does not have any right to sublicense any of QUALCOMM’s Technically Necessary IPR or any of the rights conferred upon LICENSEE under this Agreement.

5. Termination by QUALCOMM in the Event of Assertion. Section 13.4 is deleted in its entirety.

6. Exhibit A. Exhibit A of the License Agreement is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

7. No Other Modification. The Parties acknowledge and agree that, except as expressly modified by this Amendment, the License Agreement remains in full force and effect and without any modification. The terms and conditions of this Amendment and the License Agreement (a) supersede all prior oral and/or written communications and understandings between the Parties with respect to the subject matter hereof and thereof and constitute the entire agreement of the Parties with respect to that subject matter, and (b) may not be modified or amended except by a writing signed by (i) an authorized representative of LICENSEE and (ii) the President, or an authorized representative of the QUALCOMM Technology Licensing Division, of QUALCOMM,

3.

QUALCOMM Proprietary and Confidential

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment Effective Date by their duly authorized representatives. This Amendment may be signed in counterparts.

QUALCOMM Incorporated		Airspan Networks, Inc.

By:	/s/ Eric Reifschneider	By:	/s/ David Brant
Printed Name: Eric Reifschneider		Printed Name: David Brant
Title: SVP, GM of QTZ		Title: CFO
Execution Date: October 1, 2015		Execution Date: September 21, 2015

4.

QUALCOMM Proprietary and Confidential

Exhibit A
Sublicense Agreement

This Sublicense Agreement (the “Sublicense Agreement”) is entered into between [______________], a company organized and existing under the laws of [____________] (“LICENSEE”), and ____________, a company organized and existing under the laws of ____________ (“SUBLICENSEE”) with respect to the following facts:

WHEREAS, QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM”), and LICENSEE are parties to an OFDMA Smallcell License Agreement dated effective as of ____________, 20__ (the “License Agreement”), pursuant to which LICENSEE is permitted to grant certain sublicenses to its Affiliates subject, in certain cases, to QUALCOMM’s approval; and

WHEREAS, SUBLICENSEE is entering into this Sublicense Agreement to confirm its agreement to comply with, and to be bound by, all of the terms, conditions, restrictions, exceptions, royalty and other payment obligations, reporting obligations, recordkeeping and audit provisions, termination provisions, and other provisions contained in the License Agreement (collectively, the “License Terms”).

NOW, THEREFORE, the parties agree as follows:

1. Capitalized Terms. All capitalized terms used without definition in this Sublicense Agreement have the meanings given to such terms in the License Agreement,

2. Affiliate Status. LICENSEE and SUBLICENSEE jointly and severally represent and warrant to QUALCOMM that SUBLICENSEE is an Affiliate of LICENSEE. LICENSEE and SUBLICENSEE agree to promptly provide to QUALCOMM copies of share certificates, public financial statements or reports, and such other documentation as may be reasonably requested by QUALCOMM to establish that SUBLICENSEE is an Affiliate of LICENSEE.

3. SUBLICENSEE Acknowledgments. SUBLICENSEE acknowledges and agrees for the benefit of QUALCOMM that:

(a)	the sublicense granted to SUBLICENSEE with respect to the licenses that are granted by QUALCOMM to LICENSEE under the License Agreement is subject to, and conditioned upon, SUBLICENSEE’s compliance with the License Terms, and SUBLICENSEE will comply fully with all of the License Terms, including, for this purpose, as if SUBLICENSEE was substituted for LICENSEE in the License Terms;

(b)	such sublicense will immediately terminate, without any further action on the part of QUALCOMM or LICENSEE, if SUBLICENSEE ceases to be an Affiliate of LICENSEE or if the underlying license granted by QUALCOMM to LICENSEE terminates for any reason;

5.

QUALCOMM Proprietary and Confidential

(c)	SUBLICENSEE’s applicable books and records (together with all supporting information) will be included in the books and records described in Section 14.1 of the License Agreement, and such books and records will be subject to audit by QUALCOMM as provided in Section 14.2 of the License Agreement;

(d)	LICENSEE and SUBLICENSEE will be jointly and severally liable to QUALCOMM for the payment of all amounts due and payable to QUALCOMM under the License Agreement with respect to Sales of OFDMA Smallcells by SUBLICENSEE; and

(e)	SUBLICENSEE’s Licensed IPR (defined as if “SUBLICENSEE” is substituted for “LICENSEE” under the License Agreement in the defined term “LICENSEE’s Technically Necessary IPR” and related definitions) are included in the definition of “LICENSEE’s Technically IPR” licensed to QUALCOMM as set forth in Section 6 of the License Agreement.

4. Third Party Beneficiary. QUALCOMM is an intended third party beneficiary of this Sublicense Agreement with the right to enforce the terms of this Sublicense Agreement directly against LICENSEE and SUBLICENSEE.

5. Applicable Law; Disputes. This Sublicense Agreement, and any sublicense granted to SUBLICENSEE with respect to the licenses that are granted by QUALCOMM to LICENSEE under the License Agreement, will be subject to the same applicable law provision that is provided in Section 23 of the License Agreement. In addition, any dispute, claim, or controversy arising from or relating to this Sublicense Agreement, or its breach or validity, will be subject to the same venue and consent to jurisdiction (or arbitration, if applicable) provisions that are provided in Section 23 of the License Agreement.

IN WITNESS WHEREOF, the parties have caused this Sublicense Agreement to be executed by their duly authorized representatives as of _______________, 20___. This Sublicense Agreement may be signed in counterparts.

LICENSEE: [____________]	SUBLICENSEE:

By:	By:
Name:	Name:
Title:	Title:

6.

QUALCOMM Proprietary and Confidential

Consent to Sublicense

Subject to SUBLICENSEE’s compliance with the terms of this Sublicense Agreement and the License Terms, QUALCOMM consents to the grant by LICENSEE of a sublicense to SUBLICENSEE pursuant to and in accordance with Section 5.3 of the License Agreement.

QUALCOMM Incorporated

By:
Name:
Title:
Date:

7.

QUALCOMM Proprietary and Confidential